Exhibit 99.1

news release www.pplnewsroom.com

Contacts: For news media: Ryan Hill, 610-774-4033

For financial analysts: Andy Ludwig, 610-774-3389

PPL Corporation to sell U.K. utility business to National Grid and acquire National Grid’s Rhode Island utility, strategically repositioning PPL as a high-growth, U.S.-focused energy company

•	Transactions expected to significantly reposition PPL for the future by simplifying PPL’s business mix, strengthening its balance sheet and supporting long-term earnings growth.

•	U.K. sale to result in net cash proceeds of approximately $10.2 billion, unlocking value for shareowners.

•	U.S. acquisition to add an attractive electric and natural gas utility in a constructive regulatory jurisdiction, complementing PPL’s existing high-performing U.S. utilities.

•	Residual cash proceeds of $6.4 billion to enhance PPL’s credit profile and further maximize shareowner value.

•	U.K. sale expected to close within four months; U.S. acquisition within a year.

ALLENTOWN, Pa. (March 18, 2021)—PPL Corporation (NYSE: PPL) today announced that it has entered into definitive agreements to sell its U.K. utility business, Western Power Distribution (WPD), to National Grid plc for £7.8 billion and, in a separate transaction, to acquire National Grid’s Rhode Island utility business, The Narragansett Electric Company, for $3.8 billion. The strategic repositioning will transform PPL into a high-growth, purely U.S.-focused energy company with a strong balance sheet.

“The strategic transactions we are announcing today immediately unlock value for shareowners and achieve the objectives we set out in launching the process to sell our U.K. utility business,” said Vincent Sorgi, PPL president and chief executive officer. “They will refocus our business mix squarely on strong, rate-regulated U.S. utilities; strengthen our credit metrics; enhance long-term earnings growth and predictability; and provide us with greater financial flexibility to invest in sustainable energy solutions for those we serve.”

Overview of transactions

The agreements with National Grid follow PPL’s announcement in August 2020 of plans to sell WPD, which comprises four distribution network operators serving 7.9 million customers in central and southwest England and south Wales.

Under the terms of the agreements, PPL will sell its U.K. subsidiary holding the interests in WPD to National Grid in an all-cash transaction valued at £14.4 billion, including the assumption of approximately £6.6 billion of debt. The sale is expected to result in net cash proceeds of approximately $10.2 billion, reflecting taxes and fees and based on a foreign currency exchange rate of $1.35/£, inclusive of currency hedges executed by PPL to date.

Separately, PPL will acquire Narragansett Electric from National Grid in a transaction valued at $5.3 billion, including the assumption of approximately $1.5 billion of Narragansett Electric debt. The company plans to use a portion of the proceeds from the sale of WPD to finance the acquisition.

“We believe these transactions, which follow our highly competitive U.K. sale process, represent wins for PPL, National Grid and the customers we serve,” said Sorgi.

“In National Grid, we’ve found a respected partner that has a long track record of strong operations in the U.K., is eager to build on WPD’s success, is focused on advancing U.K. decarbonization initiatives, and shares a strong commitment to employees, customers and the communities we serve in the U.K.,” said Sorgi. “We believe National Grid will continue to deliver positive outcomes for all of WPD’s stakeholders.”

At the same time, PPL intends to drive compelling value for Narragansett Electric’s existing Rhode Island stakeholders.

“We expect to leverage our proven track record of operational excellence, award-winning customer service, strong reliability and cost efficiency to continue to improve service and deliver energy safely, reliably and affordably to Rhode Island families and businesses,” said Sorgi.

“In addition, we’re eager to play a key role in advancing Rhode Island’s decarbonization goals. We believe our experience in automating electricity networks can help the state achieve its target of 100% renewable energy by 2030. And we look forward to being a strong community partner in Rhode Island, something that has been a hallmark of PPL for more than a century.”

PPL’s pro forma operating profile

At the conclusion of both transactions, PPL will serve approximately 3.5 million electricity and gas customers across diverse, constructive regulatory jurisdictions in the U.S. This includes approximately 780,000 customers from Narragansett Electric’s electricity transmission and distribution (T&D) and gas distribution businesses in Rhode Island.

The combined company will have significant scale, with rate base of approximately $22 billion, predominantly comprised of electricity and gas T&D assets. In addition, it will offer robust T&D investment opportunities that support growth and deliver value for customers.

Financial highlights

PPL intends to use the net cash proceeds from the transactions to further strengthen its balance sheet and enhance opportunities for strategic growth. The company will continue to evaluate the best use of the remaining proceeds to maximize shareowner value. This includes potentially investing incremental capital at PPL’s utilities or in renewables, and repurchasing shares.

Following the transactions, PPL expects to achieve competitive earnings per share growth supported by enhanced rate base growth and the company’s proven track record of delivering operational efficiencies. In addition, stable earnings from the company’s rate-regulated U.S. utility footprint are expected to support a strong dividend for the repositioned company. PPL expects to target a dividend payout ratio of 60%-65% upon completion of both transactions, with future dividend growth in line with earnings per share growth. The company does not expect a change in its quarterly dividend payments prior to the closing of the Narragansett Electric acquisition.

PPL also expects to maintain a strong balance sheet with an improved credit profile supporting strong, investment-grade credit ratings from Moody’s and S&P with no planned equity issuances required. PPL is targeting a cash from operations to total debt ratio of 16%-18% post transactions, while its Holding Company Debt to Total Debt ratio is expected to decrease below 25%.

Regulatory approvals and timeline

The sale of WPD is expected to close within four months, while the acquisition of Narragansett Electric is expected to close within a year. The transactions require customary approvals in the U.S. and U.K., as well as National Grid shareowner approval for the acquisition of WPD. PPL shareowner approval is not required for either transaction.

Advisors

J.P. Morgan Securities LLC served as PPL’s sole financial advisor for both transactions. Skadden, Arps, Slate, Meagher & Flom, LLP served as PPL’s legal advisor on both transactions, and Ashurst, LLP served as PPL’s legal advisor on the U.K. sale transaction.

Conference Call

PPL will host a live webcast for investors at 8:30 a.m. Eastern Time, March 18 to discuss today’s announcement. Interested individuals in the U.S. can access the live conference call by dialing 1-888-346-8683. International participants should dial 1-412-902-4270. Participants will need to enter the following “Elite Entry” number to join the conference: 7177906. Callers can access the webcast link at www.pplweb.com/investors under “Events and Presentations.”

For those unable to listen to the live webcast, a replay with slides will be accessible at www.pplweb.com/investors for 90 days after the call.

About PPL

Headquartered in Allentown, Pennsylvania, PPL Corporation (NYSE: PPL) is one of the largest companies in the U.S. utility sector. PPL’s seven high-performing, award-winning utilities serve more than 10 million customers in the U.S. and U.K. With more than 12,000 employees, the company is dedicated to providing exceptional customer service and reliability and delivering superior value for shareowners. To learn more, visit www.pplweb.com.

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Statements contained in this news release, including statements with respect to future earnings, cash flows, dividends, financing, regulation and corporate strategy, including the anticipated sale of PPL Corporation’s U.K. business, the anticipated acquisition of The Narragansett Electric Company (“Narragansett Electric”) from National Grid, and the impact of each transaction on PPL Corporation, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: the COVID-19 pandemic or other pandemic health events or other catastrophic events, including severe weather, and their effect on financial markets, economic conditions and our businesses; asset or business acquisitions and dispositions, including our ability to successfully divest our U.K. business or that such sale may not yield the anticipated benefits, including (i) the ability to obtain the requisite National Grid shareholder approval; (ii) the risk that the parties may be unable to obtain governmental and regulatory approvals required for the transaction, or required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the transaction; (iii) the risk that other conditions to closing of the transaction may not be satisfied; (iv) the timing to consummate the transaction; (v) the risk that Narragansett Electric will not be integrated successfully; (vi) disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and (vii) the diversion of management time on transaction-related issues; market demand for energy in our U.S. service territories; weather conditions affecting customer energy usage and operating costs; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of our facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements, and the related costs of compliance; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions, including interest rates, and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation involving PPL Corporation and its subsidiaries; stock price performance; the market prices of debt and equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual cyberattack, terrorism, or war or other hostilities; British pound sterling to U.S. dollar exchange rates; new state, federal or foreign legislation or regulatory developments, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with factors and other matters discussed in PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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